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                                                                     EXHIBIT 4.5

                          THIRD SUPPLEMENTAL INDENTURE

         THIRD SUPPLEMENTAL INDENTURE, dated as of January 12, 1999, among (i) PLD TELEKOM INC., a Delaware corporation (the "Company"), as issuer, (ii) NWE CAPITAL (CYPRUS) LIMITED, a Cypriot company ("NWE Cyprus"), PLD ASSET LEASING LIMITED, a Cypriot company ("PLD Leasing"), PLD CAPITAL LIMITED, a Cypriot company ("PLD Capital"), PLD CAPITAL ASSET (U.S.) INC., a Delaware corporation ("PLDCA"), WIRELESS TECHNOLOGY CORPORATIONS LIMITED, a British Virgin Islands company ("WTC"), and BALTIC COMMUNICATIONS LIMITED, a Russian joint stock company of the closed type ("BCL"), as Guarantors, (iii) CLAYTON A. WAITE, shareholder of NWE Cyprus as nominee for the Company, and APROPOS INVESTMENTS LTD., a Cypriot company, shareholder of PLD Leasing and PLD Capital as nominee for the Company, and (iv) THE BANK OF NEW YORK, a New York banking corporation ("SONY"), as trustee under the Indentures (as defined below).

                                    RECITALS

         WHEREAS, the Company, NWE Cyprus, PLD Leasing, PLD Capital, WTC, BCL and BONY, as trustee thereunder (the "Senior Note Trustee"), entered into an indenture dated as of May 31, 1996 (as amended up to the date hereof, the "Senior Note Indenture"), pursuant to which the Company issued $123,000,000 in principal amount at Stated Maturity of its 14% Senior Discount Notes due 2004 (the "Senior Notes", capitalized terms used herein without definition, having the respective meanings given to them in the Senior Note Indenture);

         WHEREAS, the Company, NWE Cyprus, PLD Leasing, PLD Capital, WTC, BCL and BONY, as trustee thereunder (the "Convertible Note Trustee"), entered into an indenture dated as of May 31, 1996 (as amended up to the date hereof, the "Convertible Note Indenture", and, together with the Senior Note Indenture, the "Indentures", pursuant to which the Company issued $26,500,000 in principal amount at Stated Maturity of its 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes");

         WHEREAS, the Company and the Guarantors and each of the other parties to the Indentures desire to amend the terms of Section 10.2 of each of the Indentures, relating to the limitation of liability of each individual Guarantor, in the manner hereinafter provided;

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         WHEREAS, such amendments may be made without notice to or consent of any Holder of Notes pursuant to Section 9.1 (b) and Section 9.1 (f) of each of the Indentures;

         WHEREAS, all acts and things prescribed by the Indentures, by law and by the Certificate of Incorporation and the Bylaws of the Company, of the Guarantors and of BONY necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and BONY in the capacities in which each is a party hereto, in accordance with its terms, have been duly done and performed; and

         WHEREAS, all conditions precedent to amend or supplement the Indentures have been met;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Effect of this Third Supplemental Indenture. This Third Supplemental Indenture is supplemental to the Indentures and does and shall be deemed to form a part of, and shall be construed in connection with and as a part of, the respective Indentures for any and all purposes. In the event of any conflict or inconsistency between the terms of this Third Supplemental Indenture and either of the Indentures, the terms of this Third Supplemental Indenture shall govern. The Senior Notes, the Convertible Notes and the Indentures, as amended by this Third Supplemental Indenture, are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms, as amended hereby.

         SECTION 2. Amendment of Section 10.2 of the Senior Note Indenture. The second sentence of Section 10.2 of the Senior Note Indenture shall be amended so as to read hereafter as follows:

         "To effectuate the foregoing intention, each such Guarantor hereby irrevocably agrees that the obligation of such Guarantor under its Guarantee under this Article X shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, (including, if applicable, its obligations under the Convertible Notes) and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance or fraudulent transfer or not otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law."

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         SECTION 3. Amendment of Section 10.2 of Convertible Note Indenture. The
second sentence of Section 10.2 of the Convertible Note indenture shall be amended so as to read hereafter as follows:

         "To effectuate the foregoing intention, each such Guarantor hereby irrevocably agrees that the obligation of such Guarantor under its Guarantee under this Article X shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, (including, if applicable, its obligations under the Senior Notes) and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance or fraudulent transfer or not otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law."

         SECTION 4. APPLICABLE LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 5. Counterparts. The parties may sign any number of counterparts or copies of this Third Supplemental Indenture. Each signed counterpart or copy shall be an original, but all of such executed counterparts or copies together shall represent the same agreement.

         SECTION 6. Severability. In case one or more of the provisions of this Third Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, illegality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent provided by law.

         SECTION 7. Headings. The headings in this Third Supplemental Indenture have been inserted for convenience of reference only, are not considered a part

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hereof and in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

                                        PLD TELEKOM INC.

                                        By: /s/ Clive Anderson
                                           ------------------------------------

                                        NWE CAPITAL (CYPRUS) LIMITED

                                        By: /s/ Clayton A. Waite
                                           ------------------------------------

                                        PLD ASSET LEASING LIMITED

                                        By: /s/ Clayton A. Waite
                                           ------------------------------------

                                        PLD CAPITAL LIMITED

                                        By: /s/ Clayton A. Waite
                                           ------------------------------------

                                        PLD CAPITAL ASSET (U.S.) INC.

                                        By: /s/ Clive Anderson
                                           ------------------------------------

                                        WIRELESS TECHNOLOGY
                                        CORPORATIONS LIMITED

                                        By: /s/ Clive Anderson
                                           ------------------------------------

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                                             BALTIC COMMUNICATIONS LIMITED


                                             By:  /s/ Clive Anderson
                                                 -------------------------------


                                                  /s/ Clayton A. Waite
                                                 -------------------------------
                                                 CLAYTON A. WAITE

                                             APROPOS INVESTMENTS LTD.

                                             By:  /s/ Clayton A. Waite
                                                 -------------------------------


THE BANK OF NEW YORK, as Senior Note Trustee and Convertible Note Trustee, and as collateral agent or escrow agent under the other Amended Documents

                                             By:  /s/ Ming J. Shiang
                                                 -------------------------------
                                                  MING J. SHIANG
                                                  Vice President



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